EXHIBIT 5
                                   UST CORP.
                                40 Court Street
                          Boston, Massachusetts 02108



                               December 23, 1997




UST Corp.
40 Court Street
Boston, Massachusetts  02108

      Re:  UST CORP. REGISTRATION STATEMENT ON FORM S-3
           RELATING TO 1,180,000 SHARES OF COMMON STOCK

Ladies and Gentlemen:

     This opinion is rendered to you in connection with the filing by UST Corp., a Massachusetts corporation, (the "Corporation") of its Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission, relating to the registration under the Securities Act of 1933 of 1,180,000 shares of the Corporation's Common Stock, par value $0.625 per share (the "Common Stock"), filed with Securities and Exchange Commission on December 23, 1997, all of which Shares were issued, as unregistered shares, on October 15, 1997 pursuant to the Terms of an Agreement and Plan of Reorganization, dated as of August 12, 1997 (the "Agreement"), among the Corporation, Firestone Financial Corp. ("Firestone") and each of the stockholders of Firestone.

     In rendering this opinion as General Counsel of the Corporation, I and an attorney in my office acting under my direction have participated with the Corporation and its officers in the preparation, review and filing of the Registration Statement and the related prospectus (the "Prospectus"), have examined other corporate documents and records, have made such examination of law, and have discussed with the officers and directors of the Corporation and its subsidiaries such questions of fact as we have deemed necessary or appropriate. We have also relied upon certificates and statements of such officers and directors as to factual matters and have assumed the genuineness of all signatures not known to us as well as the authenticity of all documents submitted to us as copies.

     Subject to the foregoing and to the proposed additional proceedings being taken as now contemplated prior to the issuance of the Common Stock, it is my opinion that the Common Stock has been duly authorized and that the shares of Common Stock are validly issued, fully paid and non-assessable.

     I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the use of my name in the Registration Statement and the related Prospectus.


                               Very truly yours,



                               /s/Eric R. Fischer
                               -------------------------
                               Eric R. Fischer,
                               Executive Vice President,
                               General Counsel and Clerk